Exhibit 23.1

[PricewaterhouseCoopers Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report (No. 000-30666) dated June 30, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in NetEase.com, Inc’s Form 20-F for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

January 8, 2010